                                  POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears below hereby makes, constitutes and appoints each of Frank Cohen, Paul D. Quinlan,
A. J. Agarwal, Wesley LePatner and Leon Volchyok with full power to act without the other, as his agent and attorney-in-fact with full powers of substitution and revocation, for the purpose of executing in his name, in his capacity as an officer of Blackstone Real Estate Income Trust, Inc., such forms that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership of or transactions in securities of Blackstone Real Estate Income Trust, Inc. (i) pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), and (ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the
Securities and Exchange Commission, including without limitation the Form ID.
The undersigned acknowledges that Frank Cohen, Paul D. Quinlan, A. J. Agarwal,
Wesley LePatner and Leon Volchyok are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934, as amended.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Blackstone Real Estate Income
Trust, Inc., unless earlier revoked by the undersigned in writing.

IN WITNESS WHEREOF, I have executed this instrument as of the 14th day of
March, 2019.

/s/ Paul Kolodziej
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Paul Kolodziej                               Chief Accounting Officer